As filed with the Securities and Exchange Commission
                              on
                       June 3, 1996.

               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8
                    REGISTRATION STATEMENT
                           Under
                 THE SECURITIES ACT OF 1933

                  SANTA BARBARA BANCORP
(Exact name of Registrant as specified in its charter)

                            California
(State or other jurisdiction of incorporation or organization)

                            95-3673456
              (IRS Employer Identification Number)

                   1021 Anacapa Street
                Santa Barbara, California 93101
                    (805) 564-6300
       (Address of Principal Executive Offices)


SANTA BARBARA BANCORP RESTRICTED STOCK OPTION PLAN
                   (Full titles of the Plan)

                        Jay D. Smith, Esq.
                        1021 Anacapa Street
                   Santa Barbara, California 93101
                        (805) 564-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy to:
                      Bruce W. McRoy, Esq.
                      Schramm & Raddue
                   15 West Carrillo Street
                 Santa Barbara, California 93102
                       (805) 963-2044

CALCULATION OF REGISTRATION FEE
Title of each     Amount      Maximum   Proposed    Proposed
class securities  to be       offering  maximum     Amount of
to be registered  registered  price     aggregate registration
                              per unit  offering    fee
                                        price
Common Stock     250,000    $25.125(1)  $6,281,250(1) $2,165.95


(1) Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(h), based on the average of the bid and asked prices per share of Santa Barbara Bancorp Common Stock as of May 24, 1996.

(2) The registration fee is calculated based on an additional 250,000 shares being registered under the Restricted Stock Option Plan.


     Pursuant to Rule 429, the Reoffer Prospectus contained herein relates to the Registration Statements filed by Registrant on April 20, 1983 (File No. 2-83293), on May 7,
1986 (File No. 33-5493), on October 28, 1991 (File No. 33-
43560) and on June 22, 1992 (File No. 33-48724).


Reoffer
Prospectus
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

         SANTA BARBARA BANCORP
              COMMON STOCK
           (without par value)

    Offered as set forth in this document
          pursuant to the

        SANTA BARBARA BANK & TRUST

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

SANTA BARBARA BANCORP DIRECTORS STOCK OPTION PLAN

SANTA BARBARA BANCORP 1996 DIRECTORS STOCK OPTION PLAN

SANTA BARBARA BANCORP RESTRICTED STOCK OPTION PLAN

   and

SANTA BARBARA BANCORP STOCK OPTION PLAN


     This Prospectus covers (a) distributions, offers and/or sales of Common Stock of Santa Barbara Bancorp (the "Company") from the Santa Barbara Bank & Trust Employee Stock Ownership Plan and Trust ("ESOP"), the Santa Barbara Bancorp Stock Option Plan, the Santa Barbara Bancorp Directors Stock Option Plan, the Santa Barbara Bancorp 1996 Directors Stock Option Plan, and the Santa Barbara Bancorp Restricted Stock Option Plan to participants in such Plans (the plans are collectively referred to as the "Plans"), one or more of which Plans may be deemed to be "affiliates" of the Company ; and (b) resales of Common Stock, if any, distributed under the Plans by persons who may be deemed "affiliates" of the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this document is May 22, 1996.

STATEMENT OF AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected, and copies of such material may be obtained at prescribed rates, at the public reference facilities maintained by the Commission in Washington, D.C., and at its New York, Chicago and Los Angeles regional offices. The addresses of these facilities are as follows:

Securities and Exchange Commission
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

New York Regional Office
Federal Plaza
New York, N.Y. 10007

Chicago Regional Office
Everett McKinley Dirkson Bldg.
219 South Dearborn Street
Room 204
Chicago, Illinois 60604

Los Angeles Regional Office 26
5757 Wilshire Boulevard
Room 1204
Los Angeles, California 90036

     The Company will distribute to its shareholders and to all participants under the Plans (a) annual reports containing financial statements which have been certified by its independent certified public accountants, (b) any quarterly reports that may be distributed to shareholders generally, containing unaudited financial information for the first three quarters of each fiscal year, and (c) copies of all other reports, proxy statements and other communications distributed to shareholders generally.

     This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission. Any statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities covered by this Prospectus in any State or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder under any circumstances shall create an implication that there has been no change of the facts set forth in this Prospectus since the date hereof.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). (See "Incorporation of Certain Documents" for a description of these documents.) Requests for such information or for additional information about the Company or any of the Plans should be directed to:

Clare McGivney
Assistant Corporate Secretary
Santa Barbara Bancorp
1021 Anacapa Street
Santa Barbara, California 93101
(805) 564-6300



TABLE OF CONTENTS
Title                                   Page No.

THE COMPANY                                    1
SELLING SECURITY HOLDERS                       1
INCORPORATION OF CERTAIN DOCUMENTS             2
MANNER OF DISTRIBUTION                         2
CAPITAL STOCK OF THE COMPANY                   3
EXPERTS                                        4
INDEMNIFICATION                                4
APPENDIX A                                   A-1
APPENDIX B                                   B-1


THE COMPANY

     Santa Barbara Bancorp (the "Company") is a bank holding company organized under the Bank Holding Act of 1957, as amended. It was incorporated under the laws of the State of California on December 7, 1981. The Company owns all of the outstanding shares of the capital stock of Santa Barbara Bank & Trust (the "Bank"). As a bank holding company, the Company is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System.

     The Bank is a wholly owned, operating subsidiary of the Company. It was incorporated under the laws of the State of California on April 13, 1979, and was licensed by the California State Banking Department and commenced operation as a California state-chartered bank in 1979. Prior to 1979, the Bank operated as Santa Barbara National Bank, which commenced operations in 1960. The Bank is subject to regulation by the California Superintendent of Banks and by the Federal Reserve Bank.

     SBBT Service Corporation is a wholly owned subsidiary of the Company ("Service Corporation"). It was incorporated under the laws of the State of California in July 1988. It is engaged in the business of providing interbank courier services and management consulting services to unaffiliated financial institutions throughout the Counties of Santa Barbara, San Luis Obispo and Ventura, California.

     The principal executive offices of the Company are located at 1021 Anacapa Street, Santa Barbara, California
93101, telephone number (805) 564-6300.


SELLING SECURITY HOLDERS

     This Prospectus covers distributions of Common Stock of the Company from the Plans to participants under the Plans (which may involve offers and/or sales of such Common Stock to participants). Distributions will not be made at the present time, but will occur in accordance with and at the times established under the Plans.

     This Prospectus also covers the resale by persons who may be deemed "affiliates" of the Company (as that term is defined in Rule 405 under the Securities Act of 1933) of shares of Common Stock that were acquired through distributions from the Plans and the exercise of options granted under the Plans. No such resales are being offered at the present time.

     Appendix A sets forth the names of those participants in the ESOP who may be deemed affiliates of the Company, as well as certain other information regarding the ESOP, all as of the date of the Appendix. Such "affiliated" participants may engage in resales of distributed Common Stock covered by this Prospectus at some future date, although no such resales are currently planned by these participants. Appendix B lists those affiliates of the Company who propose, as of the date of the Appendix, to resell shares of Common Stock acquired under the Plans pursuant to this Prospectus. The Company will update Appendix A and Appendix B from time to time to identify those affiliates of the Company who hereafter propose to resell shares of Common Stock acquired under the Plans pursuant to this Prospectus.

     It is not possible to predict when distributions from the Plans will be made or when resales by affiliates of distributed Common Stock may be offered, the method of disposition of the Common Stock, the price at which distributed Common Stock may be offered or the use to which the proceeds of any resales may be put. This Prospectus and the relevant Appendices will be amended from time to time to include the names and related security holding information of affiliates offering shares for resale pursuant to this Prospectus.


INCORPORATION OF CERTAIN DOCUMENTS

     By this reference, the following documents filed by the Company with the Commission are incorporated into and made a part of this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to
Section 13(a) of the Exchange Act (which includes the financial statements of the Company for such year and the report thereon of the Company's independent public accountants);

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to
Section 13(a) of the Exchange Act; and

     3. The description of Common Stock contained in Registrant's Registration Statement on Form 8-A (Registration
No. 0-11113) filed under the Exchange Act, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

     All documents filed with the Commission by the Company and by each Plan subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been distributed or sold or which deregisters all securities then remaining not distributed or unsold) shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents with the Commission.

MANNER OF DISTRIBUTION

     The shares of Common Stock offered hereby (whether sales by affiliates or distributions to participants from one or more of the Plans) may be sold and distributed on any securities exchange on which the shares may then be traded or in the over-the-counter market (at prices and at terms then prevailing) or in negotiated transactions or otherwise, which transactions may include purchase of some or all of the shares by broker-dealers or principals, for resale pursuant to this Prospectus.


CAPITAL STOCK OF THE COMPANY

     The authorized capital of the Company consists of 20,000,000 shares of Common Stock. The holders of the Company's Common Stock outstanding from time to time are entitled to receive, out of assets legally available therefor, dividends at such time and in such amounts as the Board of Directors may determine. Upon liquidation, dissolution or winding-up of the Company, the assets of the Company legally available for distribution to shareholders will be distributed ratably among the holders of the outstanding Common Stock. Holders of Common Stock have no conversion or preemptive rights. Shareholders have no liability for further calls upon shares, and all the shares of Common Stock outstanding are fully paid and nonassessable.

     Each shareholder is entitled to one vote for each share of the Company's Common Stock held by such shareholder. When electing Directors of the Company, each shareholder has the right to vote cumulatively in accordance with requirements set forth in the Company's Bylaws and by statute.

     The Company's Articles of Incorporation contain a provision of a type commonly known as a "fair price" provision. In general the Articles require the approval by holders of 66.67% of the outstanding voting shares (as defined in the Articles) of the Company as a condition for mergers, certain other business combinations and similar transactions involving the Company ("Business Combinations") and any holder of 10% or more of the outstanding voting shares of the Company (a "Ten Percent Shareholder") unless either (a) the transaction is approved by a majority of the "Disinterested Directors" [namely, members of the Board who are neither affiliated with the Ten Percent Shareholder nor nominated, elected or appointed to the Board by such Shareholder] or (b) certain minimum price, form of consideration and procedural requirements are met. The Articles also require the approval by the holders of 66.67% of the outstanding voting shares of the Company to amend or repeal, or adopt provisions inconsistent with the "fair price" provisions at any time in the future.

     These "fair price" provisions are intended to provide a measure of assurance that all shareholders of the Company will be treated similarly in the event of certain Business Combinations involving a Ten Percent Shareholder. The overall effect of these proposals may be to render more difficult the accomplishment of mergers or certain other Business Combinations or the assumption of control by a substantial shareholder without the prior approval of the Board, and thus to make more difficult the removal of management. The "fair price" provisions in the Articles are designed to protect minority shareholders from a purchaser using two-tier pricing and similar tactics in an attempt to take over the Company. The provisions are not designed to prevent or discourage tender offers for all of the Company's Common Stock or Business Combinations approved by a majority of the Disinterested Directors. They generally should not prevent a tender offer or other Business Combination in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board of Directors has approved. Except for these restrictions on certain Business Combinations, the Articles do not prevent a holder of a controlling interest from increasing his or her share ownership interest.


EXPERTS

     The financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the General Corporation Law of the State of California and under the Company's Bylaws, Articles of Incorporation or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Section 317 of the California Corporation Code provides broad authority for a court to award, or for a corporation's Board of Directors to grant, indemnification to directors and officers for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred).

     Pursuant to Article VI of its Bylaws, the Company is authorized to indemnify its directors, officers and any other persons acting as agents of the Company to the maximum extent permitted under California law. Pursuant to authorization contained in said Article VI of the Bylaws, the Company has obtained and continues to carry a policy of officers and directors liability and corporate reimbursement insurance in connection with such indemnification.


APPENDIX A
(to Reoffer Prospectus)

The date of this Appendix is May 22, 1996.

1.     ESOP DISTRIBUTIONS OF STOCK

     A distribution of Common Stock of the Company is being or will be made in the amounts and to the individuals named below, as a result of termination of these individuals as participants in the Company's Employee Stock Ownership Plan
("ESOP").

Participant Name                         Number of Shares





Because the ESOP may be deemed an "affiliate" of the Company, these distributions of stock may be considered a sale of the distributed stock by the ESOP.

     A.     Members of the ESOP Committee

          The names and addresses of the Advisory Committee of the ESOP, as of the date of this Appendix, are as follows:

Donald M. Anderson
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

David W. Spainhour
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

John J. McGrath
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

Kent Vining
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

Jay D. Smith
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

Paulette Posch
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

William S. Thomas, Jr.
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

2.     AFFILIATE STATUS OF ESOP

     As of the date of this Appendix, and prior to the distribution of stock from the ESOP, as described in Paragraph 1, above, the ESOP owned 546,758 shares of Common Stock of the Company, or 10.67% of the issued and outstanding Common Stock. After the distribution the ESOP will own
shares, or     %.  The Trustee of the ESOP is Santa Barbara
Bank & Trust, a subsidiary of the Company. Further, each of the members of the Board of Directors of the Trustee, as well as each of the members of the Advisory Committee of the ESOP, is either a director, officer or employee of the Company. As a result, the Trustee may be deemed to be controlled by the Company.


                                          Share Ownership in
Name                   Position            ESOP(1)    Other
ESOP                                                  546,758
(2)
Donald M. Anderson     Director
                       and Chairman        35,006     183,737

Edward E. Birch        Director            12,405       5,188

Frank H. Barranco      Director             3,750       8,360

Richard M. Davis       Director             3,000       7,050

Anthony Guntermann     Director            13,146      18,468

Dale E. Hanst          Director            18,273      19,574

Harry B. Powell        Director             5,000       4,967

David W. Spainhour     Director            36,353     122,238

John McGrath           Senior Vice
                       President           29,454      17,539

Jay Donald Smith       Senior Vice
                       President           31,800      30,830

Kent Vining            Senior Vice
                       President           30,962          16

William S. Thomas, Jr. Senior Vice
                       President            2,000       4,727

Paulette Posch         Vice President       5,544       3,923

(1) Includes shares allocated under the ESOP to the accounts of the individuals listed above and shares that may be acquired through the exercise of stock options granted under the Plans that are currently exercisable or will be exercisable at any time during the sixty (60)-day period following the date of this Appendix.

(2) Includes all shares held in the ESOP, including shares allocated under the ESOP to the accounts of one or more of the individuals listed above (and thus such shares are included in the table more than once).


APPENDIX B
(to Reoffer Prospectus)

The date of this Appendix is May 22, 1996.


1.     RESALE BY AFFILIATES

     Set forth below are the names of the persons who are affiliates of the Company and who propose to resell shares of Common Stock of the Company pursuant to this Reoffer
Prospectus and the number of shares of Common Stock proposed to be resold.

Name                            Number of Shares







     This Reoffer Prospectus relates only to shares of Common
Stock acquired by the foregoing persons through distributions from the Plans or upon exercise of stock options granted under the Plans.

EXPLANATORY NOTE


     This Registration Statement covers the registration of an additional 250,000 shares added to the Plan Reserve under the Company's Restricted Stock Option Plan (the "Plan"). Securities under the Plan were previously registered under the Registration Statement on Form S-8 (File No. 33-48724) filed June 22, 1992, and the contents of such Registration Statement are incorporated herein to the extent that the information is not contained in this Registration Statement.


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual
Information*

 *Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities
Act of 1933 and the Note to Part I of Form S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

     Incorporated by reference to the corresponding Item in the Registration Statement on Form S-8 (File No. 33-48724) filed June 22, 1992.


Item 4.     Description of Securities

     Incorporated by reference to the corresponding Item in the Registration Statement on Form S-8 (File No. 33-48724) filed June 22, 1992.


Item 5.     Interests of Named Experts and Counsel

     Counsel for Registrant, Schramm & Raddue, has rendered an opinion to the effect that Registrant's shares of Common Stock covered by the registration statement will be duly and validly issued, fully paid and non-assessable upon issuance.

     Dale E. Hanst, a director of Registrant, is a partner in the firm of Schramm & Raddue. Mr. Hanst owns 19,048 shares of Registrant's Common Stock and holds options to purchase approximately 16,831 shares of Registrant's Common Stock. Certain other attorneys of Schramm & Raddue own an aggregate of approximately 29,334 shares of Registrant's Common Stock. In addition, certain attorneys of Schramm & Raddue serve as fiduciaries for various trust accounts. These trust accounts own an aggregate of approximately 13,710 shares of Registrant's Common Stock, as to which shares the attorneys serving as fiduciaries disclaim beneficial ownership.

Item 6.     Indemnification of Directors and Officers

     Incorporated by reference to the corresponding Item in the Registration Statement on Form S-8 (File No. 33-48724) filed June 22, 1992.


Item 7.     Exception from Registration Claimed

     Not applicable.



Item 8.     Exhibits

     The following Exhibits are filed as a part of this Registration Statement:

     4.1     The Santa Barbara Bancorp Restricted Stock
Option
          Plan

        4.1.1     Forms of Restricted Stock Option Agreements
          (Nonstatutory Stock Option - 5 year)


        4.1.2     Forms of Restricted Stock Option Agreements
          (Nonstatutory Stock Option - 10 year)

        4.1.3     Form of Incentive Stock Option Agreement

        4.1.4     Form of Nonstatutory "Reload" Option

        4.1.5     Form of Incentive "Reload" Option

        4.1.6     Form of "Reload" Option Amendment

     5.1     Opinion of Schramm & Raddue

    24.1     Consent of Arthur Andersen, LLP

    24.2 Consent of Schramm & Raddue (included in Opinion of Schramm & Raddue filed as Exhibit 5.1 herein)


Item 9.     Undertakings

     Incorporated by reference to the corresponding Item in the Registration Statement on Form S-8 (File No. 33-48724) filed June 22, 1992.


POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints David W. Spainhour, William S. Thomas, Jr., Jay D. Smith and Donald Lafler, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on May 22, 1996.



                              SANTA BARBARA BANCORP


                              By /s/ David W. Spainhour
                                 David W. Spainhour
                                 President/Chief Executive
                                 Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated:

Signature                Title               Date
/s/ Donald M. Anderson
    Donald M. Anderson   Chairman of the
                         Board and Director  May 22, 1996

/s/ David W. Spainhour
    David W. Spainhour  President,
                        Chief Executive
                        Officer and Director  May 22, 1996

/s/ William S. Thomas, Jr.
    William S. Thomas, Jr.  Vice Chairman,
                           Chief Operating
                          Officer and Director  May 22, 1996

/s/ Donald Lafler
    Donald Lafler    Senior Vice President and
                     Chief Financial Officer
                 (Principal Financial Officer)  May 22, 1996

/s/ Edwin Stonefelt
    Edwin Stonefelt   Vice President
               (Principal Accounting Officer)  May 22, 1996

/s/ Franco Barranco, M.D.
    Franco Barranco, M.D.   Director        May 22, 1996

/s/ Edward E. Birch
    Edward E. Birch         Director        May 22, 1996

/s/ Richard M. Davis
    Richard M. Davis        Director        May 22, 1996

/s/ Anthony Gunterman
    Anthony Gunterman       Director        May 22, 1996

/s/ Dale E. Hanst
    Dale E. Hanst           Director        May 22, 1996

/s/ Harry B. Powell
    Harry B. Powell         Director        May 22, 1996


EXHIBIT INDEX

Exhibit Number         Description of item    Sequential Page

  4.1          The Santa Barbara Bancorp Restricted
               Stock Option Plan

  4.1.1        Forms of Restricted Stock Option
               Agreements (Nonstatutory Stock
               Option - 5 year)

  4.1.2        Forms of Restricted Stock Option
               Agreements (Nonstatutory Stock
               Option - 10 year)

  4.1.3        Forms of Incentive Stock Option Agreement

  4.1.4        Form of Nonsttutory "Reload" Option

  4.1.5        Form of Incentive "Reload" Option

  4.1.6        Form of "Reload" Option Amendment

   5.1         Opinion of Schramm & Raddue

  24.1         Consent of Arthur Andersen, LLP

  24.2         Consent of Schramm & Raddue (included in
               Opinion of Schramm & Raddue filed as Exhibit
               5.1 herein)



SANTA BARBARA BANCORP RESTRICTED STOCK OPTION PLAN
Exhibit 4.1

SANTA BARBARA BANCORP

AMENDED AND RESTATED
RESTRICTED STOCK OPTION PLAN
(As Amended and Restated, effective February 27, 1996)


     SANTA BARBARA BANCORP (the "Company") hereby adopts the following employee stock option plan:

1.     OPTIONS

     This instrument is intended to implement and govern the RESTRICTED STOCK OPTION PLAN (the "Plan") of Santa Barbara Bancorp (the "Company"). Pursuant to the Plan, two separate types of options for Common Stock of the Company may be granted:

     1.1      Incentive Options.  Incentive Stock Options
("Incentive Options"); and

     1.2      Non-Qualified Options.  Non-qualified Stock
Options ("Non-qualified Options").

Incentive Options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-qualified options are not intended to so qualify. Unless specified otherwise, all the provisions of this Plan relate equally to both Incentive Options and Non-qualified Options. Each option granted under this Plan shall be evidenced by a Stock Option Agreement (the "Agreement") between the Company and the employee concerned, designating the type of option being issued and containing such other terms and conditions as deemed appropriate.

2.     PURPOSES OF THE PLAN

     The purposes of this Plan are to attract, motivate and retain the best available officers and employees, and to provide them with additional incentive to promote the success of the Company's business.

3.     ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three persons all of whom shall be Members of the Board of Directors. None of the members of the Committee shall be eligible to be allocated any stock options pursuant to this Plan. No person shall be appointed to be a member of the Committees if such person was eligible to be allocated any stock options pursuant to this Plan at any time within one
(1) year prior to his appointment to the Committee. For purposes of this Section, a person shall be deemed to be eligible to be allocated any stock options pursuant to this Plan during any period if, during such period, he is eligible to receive a Reload Option pursuant to this Plan. Members of the Committee shall serve at the pleasure of the Board of Directors. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan. Subject to the provisions contained herein, the Committee shall determine:

     3.1 Employees to Receive Option. The employees to whom options shall be granted;

     3.2 Type of Options to be Granted. Whether options to be granted shall be Incentive Options or Non-qualified
Options or both;

     3.3 Number of Shares. The number of shares to be optioned to each such employee;

     3.4 Option Price. The price to be paid for the shares upon the exercise of each option;

     3.5 Option Period. The period within which each option shall be exercised; and

     3.6 Other Terms and Conditions. The terms and conditions of each Agreement between the Company and each employee to whom the Committee has granted an option; which terms and conditions, however, shall be in accordance with the provisions of this Plan but may include any other or additional terms or conditions not inconsistent with this Plan.

4.     GRANT OF OPTIONS

     4.1 Effective Date of Option Grant. The "grant" of an option pursuant to this Plan shall be deemed to have occurred on the latest of: (a) the date the Committee announces the grant of the option; or (b) such later date set by the Committee or set forth in the Agreement.

5.     ELIGIBILITY

     Full-time salaried employees of the Company who shall, in the judgment of the Committee, be qualified by position, training, or ability to contribute substantially to the success of the Company, shall be eligible to participate in the Plan. The number of shares allocable to any person by means of options under this Plan is to be reasonable, as determined by the Committee, in relation to the purposes of the Plan and the needs and capabilities of the Company. No option may be granted to any employee owning more than ten percent (10%) of the voting power of all classes of stock of the Company or its parent or subsidiary.

6.     RESERVE OF SHARES

     6.1 Reserve. Subject to the provisions of Section 6.2, below, the maximum aggregate number of shares of Common Stock of the Company reserved for issuance upon the exercise of Options granted under the Plan is 1,000,000 shares of authorized but unissued shares of Common Stock of the Company. No more than the total number of shares held in this Reserve shall be issued under the Plan pursuant to the exercise of Incentive Options and Non-qualified Options in the aggregate.

     6.2 Adjustments In Reserve. If the outstanding shares of Common Stock of the Company are increased or decreased, or are changed into or exchanged for a different number or kind of shares or other securities, as a result of the occurrence of an event described in Section 23 or Section 24, below, then and in such event, appropriate adjustments shall be made in the number and/or kind of shares or other securities for which options may thereafter be granted under this Plan. In the event that any outstanding option under the Plan expires or is terminated without exercise, or with only partial exercise, prior to the end of the period during which options may be granted, the shares allocable to the unexercised portion of any such option may be added back into the Reserve and may again be subject to option under the Plan.

7.     OPTION EXERCISE PRICE

     7.1 Establishment of Option Price. The price per share required to be paid upon exercise of any option granted hereunder, whether an Incentive Option or a Non-qualified Option, shall be 100% of the fair market value per share, as determined by the Committee, of the Company's Common Stock at the time of the grant of the option.

     7.2 Payment of Option Price. The option price shall be payable either (a) in cash in immediately available funds, or (b) with stock of the Company, valued at its then fair market value. In the event that the option price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company already owned by the option holder, then the option must be exercised for a minimum of at least 100 shares, or the total number of shares subject to the outstanding option being exercised, if less than 100 shares.

     7.3 Exchange of Options. Notwithstanding the foregoing, however, in the event that any option is granted under this Plan in exchange for the surrender by the grantee of another option for the Common Stock of the Company, the Committee, in its discretion, may establish the option exercise price under the new option at the same amount as provided in the option which is surrendered, but only to the extent of the number of shares then subject to the option which is surrendered.

8.     OPTION PERIOD

     The term of any Incentive Option granted pursuant to this Plan shall not exceed five (5) years. The term of any Non-qualified Option shall not exceed ten (10) years. The aggregate fair market value, as determined by the Committee, of the shares of Common Stock with respect to which an Incentive Option granted under this Plan is exercisable for the first time by an Optionee during any calendar year shall not exceed the difference between (a) One Hundred Thousand Dollars ($100,000) and (b) the sum of the fair market value, as determined by the Committee as of the time the Incentive Options, if any, were granted, of the shares of Common Stock covered by all Incentive Options which were granted to the Optionee under this Plan and all other incentive stock option plans of the Company and which are exercisable for the first time by the Optionee during such calendar year. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Non-qualified Option pursuant to Section 422(d)(1) of the Code. This Section is intended to comply with the provisions of
Section 422 of the Code and shall be interpreted so as to comply with the provisions of such Section of the Code. Nothing in this Section shall obligate the Company, to grant options or any additional options to any employee under this Plan or any other stock option plan here or hereafter adopted.

9.     EXERCISE; VESTING

     Options granted hereunder (whether Incentive Options or Non-qualified Options) shall become exercisable ("vest") in accordance with such schedule as the Committee, in the exercise of its discretion, may deem appropriate in any particular case. To the extent not so provided by the Committee, options shall vest as follows: The aggregate number of shares covered by the option shall be divided by the number of years included in the option term (each such year being hereinafter called an "Option Year"). The Employee shall become entitled to purchase the number of shares of Common Stock resulting from the foregoing division at the end of each Option Year.

     Notwithstanding any other provision contained herein, however, (a) options here granted shall vest and become exercisable over a period no longer than five (5) years and at a rate not less than twenty percent (20%) per year, and
(b) no option granted under this Plan shall be exercisable for at least six (6) months following the grant of the option, except in case of death or disability.

10.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     Unless the Committee otherwise designates, pursuant to its authority under Section 3.6 of this Plan, the stock option agreements covering any options granted under this Plan shall provide that stock issued pursuant thereto shall be subject to the following restriction: Such stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of without the prior written approval of the Committee for a period of five (5) years following the date the option is granted and two (2) years following the date of exercise of the option, whichever is later. The foregoing restriction on transfer shall not apply to an employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the purchase price upon exercise of an option or to an employee's election to satisfy his tax withholding obligation with respect to any exercise of an option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing such restricted shares and appropriate stop transfer instructions given to the Company's transfer agent.

11.     EXPIRATION OF OPTIONS

     Notwithstanding any other provisions of this Plan or the terms of any option agreement granted pursuant hereto, options granted pursuant to this Plan shall expire upon the occurrence of any of the following events:

     11.1 Termination of Employment. Thirty (30) days following termination of employment, other than as a result of the employee's retirement, death or disability;

     11.2 Retirement. Immediately upon retirement of the employee in accordance with the Company's retirement policy, provided that the employee may within three months after the date of retirement (but in no event beyond the period of time for which the option is granted) exercise the option as to those shares with respect to which any vesting installments, if any, had accrued as of the date on which the employee retired.

     11.3 Death or Disability. Twelve months after the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of the employee while in the employ of the Company (but in no event beyond the period of time for which the option is granted). During such twelve-month period the employee (or his personal representative) or the persons to whom the employee's rights under the Option shall have passed by will or by the applicable laws of descent and distribution shall have the right to exercise the option to the extent that any vesting installments, if any, had accrued as of the date of employee's death or disability.

12.     METHOD OF EXERCISE

     Options granted pursuant to this Plan shall be exercised by delivery to the Committee of a written notice specifying
(a) the number of shares which an employee (or his personal representative) then desires to purchase, (b) the name or names in which Employee (or his personal representative) desires to have the shares issued, and (c) whether the options being exercised are Incentive Options or Non-qualified Options. Said notice shall be accompanied by full payment of the aggregate purchase price of such options in immediately available funds (or stock of the Company). The Company shall, as soon as practicable thereafter, issue and deliver to the employee and/or any other persons designated in the notice of exercise, the necessary certificate or certificates evidencing the number of shares purchased (excluding any fractional shares), in the name of the employee and/or in the name of the other persons designated in the notice of exercise. Employee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, Employee's prior spouse, or any combination of the foregoing. Notwithstanding anything herein to the contrary, Employee may not designate in the notice of exercise that any of the shares shall be issued to Employee's prior spouse unless such issuance is to be made incident to Employee's divorce within the meaning of Section 1041 of the Code. The Committee may rely on a representation of the person exercising the option, or such other evidence as the Committee deems appropriate, for purposes of determining the propriety of the exercise of any option and the compliance of such exercise with the terms of this Plan and any applicable Stock Option Agreement. The Committee shall have no obligation to independently investigate the propriety of the exercise of any option or the compliance of such exercise with the terms of this Plan or any applicable Stock Option Agreement.

13.     RELOAD FEATURES

     13.1 Grant of Reload Options. Whenever the holder of any option (the "Original Option") outstanding under this Plan (whether an Incentive Option or a Non-qualified Option, and including any Reload Options granted under the provisions of this Section 13) exercises the Original Option and makes payment of the option price by tendering shares of the Common Stock of the Company previously held by him or her, then the holder of that Option shall be entitled to receive and the Company shall grant a new option (the "Reload Option") for that number of additional shares of the Common Stock of the Company which is equal to the number of shares tendered by the option holder in payment of the option price for the Original Option being exercised. All such Reload Options granted hereunder shall be on the following terms and conditions:

          13.1.1 Option Price. The option price per share shall be an amount equal to the then current fair market value per share of the Company's Common Stock, as of the date of exercise of the Original Option, as determined by the Committee.

          13.1.2 Expiration Date. The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or five (5) years from the date of the grant of the Reload Option, whichever is later.

          13.1.3      Vesting Period.  Any Reload Option
granted under this Section 13 shall "vest" and first become exercisable one (1) year following the date of exercise of the Original Option.

          13.1.4 Other Terms. All other terms of Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option. Further, the character of the Reload Option shall be the same as the character of the Original Option, namely if the Original Option is an Incentive Option, the Reload Option shall be an Incentive Option; and if the Original Option is a Non-qualified Option, the Reload Option shall also be a Non-qualified Option.

     13.2      Restrictions on Reload Options.  Any and all
Reload Options granted pursuant to this Section 13 (or
Section 15, below) shall be subject to the following conditions and restrictions:

          13.2.1      No Reload on Existing Incentive
Options. Not-withstanding Section 13.1, above, no Reload
Option shall be granted pursuant to Section 13.3, below, upon the exercise of any Incentive Option which is outstanding as of the effective date of this Plan.

          13.2.2 Holding Period of Shares Tendered. No Reload Option shall be granted pursuant to Section 13.1, above, unless the shares tendered upon exercise of the Original Option in payment therefore have been held by the Employee for a period of more than six (6) months prior to the exercise of the Original Option.

          13.2.3      Holding Period of Original Option
Shares. If the shares of Common Stock of the Company which are issued upon exercise of the Original Option are sold within one (1) year following the exercise of the Original
Option, then the Reload Option shall immediately terminate.

          13.2.4      Exception.  The holding period
restrictions set forth in Sections 13.2.2 and 13.2.3 above shall not apply to an Employee's (a) transfer of shares of Common Stock to the Company in payment of all or any portion of the purchase price upon exercise of an option, whether an Original Option or a Reload Option, or (b) satisfaction of his withholding obligation, if any, pursuant to Section 15 below by the withholding of shares that would otherwise be issued as a result of the exercise of an option.

     13.3 "Grandfather" Provisions. The Company acknowledges that there are outstanding options granted to employees under the Company's prior employee Stock Option Plan, which Plan expires in calendar year 1993, and that said Plan contained "reload" features similar to those contained herein. To the extent that any such outstanding options under said Plan are exercised after the expiration of that Plan, the Committee shall have the power, in its sole discretion, to grant to any such option holders a reload option under and containing the terms specified in this Plan.

14.     NON-TRANSFERABILITY

     Options granted pursuant to this Plan shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the employee's lifetime only by him (or his guardian or legal representative). Any attempt by an Employee to assign or transfer any option granted under this Plan other than as provided in this paragraph shall automatically effect a termination thereof.

15.     TAX WITHHOLDING

     To the extent that the exercise of any Option granted hereunder gives rise to an obligation on the part of the Company to withhold from Employee's wages, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Employee, withholding may be made in shares of the Common Stock of the Company which would otherwise be issued as a result of the exercise; provided, however, that such an election must be an irrevocable election which is made at least six (6) months prior to the exercise of the option, in accordance with regulations and interpretation of the Securities Exchange Commission. If withholding is made in shares of the Company's stock, the Committee, in its sole discretion, may grant Reload Option(s), on the terms specified in Section 13, above, for the number of shares so withheld.

16.     NO SHAREHOLDER RIGHTS

     An option holder shall not be deemed to be a shareholder of the Company with respect to options unless and until said shares shall have been issued upon exercise thereof and are paid for in full.

17.     SECURITIES COMPLIANCE

     Options granted pursuant to this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualifications of the shares covered thereby is required upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition of the exercise of such option, the option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have effected or obtained free of any conditions not acceptable to the Committee.

18.     TERM OF PLAN

     No option shall be granted under this Plan after ten years from the date of the original adoption of the Plan by the Board of Directors or the original approval of the Plan by a majority of the voting shares, whichever event first occurred.

19.     AMENDMENT OF PLAN

     The Board of Directors of the Company may at any time suspend, amend, or terminate the Plan, and may, with the consent of an option holder, make such modification of the terms and conditions of options granted hereunder as it shall deem advisable; provided that, any amendment or modification which would:

     19.1 Number of Shares. Materially increase the number or shares which may be issued pursuant to the Plan (other than in accordance with Section 23 and Section 24. below);
     19.2 Eligibility. Materially modify the requirements as to eligibility for participation in the Plan; or

     19.3 Increase in Benefits. Otherwise materially increase the benefits accruing to participants under the Plan;

shall be subject to approval thereof by shareholders of the Company holding not less than a majority of the voting power.

20.     SUBSTITUTION OF OPTIONS

     Notwithstanding the provisions of Section 19, above, the Committee may grant to an option holder, if he or she is otherwise eligible, additional options under this Plan or, with the consent of the option holder, grant new options under this Plan in lieu of any outstanding options for a number of shares, at a purchase price and for a term which in any respect is greater or lesser than that of the earlier Option, subject to those limitations as to options otherwise set forth herein.

21.     LIMITS ON AMENDMENTS

     This Plan may not, without approval of the stockholders, be amended in any manner that will cause Incentive Options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422 of the Internal Revenue Code, or to change the maximum number of shares which any one person may receive.

22.     EFFECT ON SUSPENSION OR TERMINATION OF PLAN

     No option may be granted during any suspension, or after termination, of this Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted hereunder.

23.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the options granted under the Plan, and the exercise price of such options, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive; provided that no Incentive Option granted under the Plan shall be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

24.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised options then outstanding under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that if any options granted under the Plan would be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the optionee's Option in whole or in part without regard to any installment exercise provisions in the optionee's Option Agreement. If any options or portion thereof originally designated as Incentive Options would cease to qualify as incentive stock options under
Section 422 of the Code as a result of the exercise of such options in accordance with the preceding sentence, then such Incentive Options or portion thereof shall be redesignated as Non-qualified Options. The Company shall give each Optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in this Plan or in any Option Agreement to the contrary, (i) all option exercises effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) all exercises during the foregoing 10-day period shall cease to be effective ab initio and (B) the outstanding Options shall be exercisable as otherwise determined under the applicable Option Agreement and without consideration of this Section or the corresponding provisions of any Option Agreement.

25.     APPROVAL OF SHAREHOLDERS; EFFECTIVE DATE

     This Plan shall not take effect until approved by the affirmative vote of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the State of California, solicited in accordance with the rules and regulations of the Securities and Exchange Commission, which approval must occur within the period beginning twelve (12) months before and ending twelve
(12) months after the date such amendments are adopted by the Board of Directors.

26.     OPTION AGREEMENTS

     The Option Agreements entered into hereunder shall contain such other provisions, including, without limitation, restrictions upon the exercise of an option, as the Committee shall deem advisable. Incentive Option Agreements shall contain such limitations and restrictions upon the exercise of options as shall be necessary in order that such options will constitute an "incentive stock option" as defined in
Section 422 of the Code or to conform to any change in the law.

27.     INDEMNIFICATION

     In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties. The indemnification provided for in this Section shall be available only if, within sixty (60) days after institution of any such action, suit, or proceeding, the member of the Committee seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

CERTIFICATE OF SECRETARY

     The undersigned, being the Corporate Secretary of the Company, does hereby certify that (a) the foregoing Plan was adopted by the Board of Directors of the Company at a duly called and held meeting of the Board of Directors on January 29, 1992, and that the Plan was approved by the shareholders of the Company at a duly called and held meeting of the shareholders on April 28, 1992, (b) the Amended and Restated Plan effective as of November 22, 1994, was adopted by the Board of Directors of the Company at a duly called and held meeting of the Board of Directors on November 22, 1996 and
(c) the Amended and Restated Plan effective as of February 27, 1996, was adopted by the Board of Directors of the Company at a duly called and held meeting of the Board of Directors on February 27, 1996, and was approved by the shareholders of the Company at a duly called and held meeting of shareholders on April 23, 1996.



Dated: May 22, 1996       /s/ Jay D. Smith
                          Jay D. Smith, Esq.,
                          Corporate Secretary


FORMS OF RESTRICTED STOCK OPTION AGREEMENTS
(Nonstatutory Stock Option)
Exhibit 4.1.1

SANTA BARBARA BANCORP

RESTRICTED STOCK OPTION AGREEMENT

(Nonstatutory Stock Option)


     THIS AGREEMENT ("Agreement") is entered into this
day of
                     , 19     , between SANTA BARBARA BANCORP
("the Company") and                    , ("Employee").

RECITALS

     WHEREAS, the Company has duly adopted a Restricted Stock
Option Plan, (the "Plan"), which was adopted by the Board of Directors of the Company on January 29, 1992, and approved by the shareholders of the Company on April 28, 1992; and

     WHEREAS, the Plan provides for the issuance of non statutory stock options (options which do not qualify as Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code); and

     WHEREAS, Employee has been designated by the Committee which administers the Plan as the recipient of a Nonstatutory
Stock Option (the "Option") under the Plan.

AGREEMENT

     NOW, THEREFORE:

1.     GRANT

     The Company hereby grants to Employee the option to
purchase an aggregate of            shares of the Company's
Common Stock at a price of $         per share, (which price
the Company has determined to be 100% of the fair market value of the shares at the time of grant).

2.     OPTION PERIOD

     The period during which the option granted hereby may be exercised (hereinafter called the "Option Period") shall commence after the expiration of six (6) months following the date hereof and shall terminate five (5) years from the date hereof, subject to the provisions governing earlier termination in Section 5, below.

3.     EXERCISE

     3.1 Vesting. The Option shall "vest" and become exercisable in accordance with the provisions of Section 1 of Exhibit A attached hereto.

     3.2 Option Exercise Price. The option price must be paid (a) in cash or check or (b) by the tender of other Shares of Common Stock owned by the Employee, having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option is intended to be exercised, or (c) any combination of such methods of payment.

     3.3 Stock-for-Stock Exercises. In the event that the option price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company already owned by the Employee, then this Option must be exercised for a minimum of at least 100 shares, or the total number of shares remaining subject to the Option, if less than 100 shares.

     3.4 Periodic Exercise. The Option may be exercised by Employee with respect to some or all of the shares of Common Stock and other securities covered by the Option at any time and from time to time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less that one hundred (100) shares of Common Stock unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.

4.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     Any and all shares of Common Stock and other securities, if any, issued pursuant to this Agreement shall be subject to the restrictions on transfer, if any, set forth in Section 2 of Exhibit A attached hereto. Any restriction on transfer set forth in Exhibit A attached hereto shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option. Appropriate legends shall be placed on any certificates evidencing any shares of Common Stock or other securities issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

5.     EXPIRATION

     This Option shall expire upon the occurrence of the following events:

     5.1 Thirty (30) days following termination of employment, other than as a result of the Employee's retirement, death or disability;

     5.2 Immediately upon retirement of Employee in accordance with the Company's retirement policy; provided, however, that Employee may within three (3) months after the date of retirement (but in no event beyond the period of time for which the options evidenced by this Agreement are granted) exercise the option as to those shares with respect to which installments, if any, had accrued and were exercisable as of the date on which Employee retired; and

     5.3 Twelve (12) months after the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of Employee while in the employ of the Company (but in no event beyond the period of time for which the options evidenced by this Agreement are granted). During such twelve-month period, Employee (or his personal representative) or the persons to whom the Employee's rights under this Agreement shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option evidenced by this Agreement to the extent that installments, if any, had accrued and were exercisable as of the date of Employee's death or disability.

6.      TAX WITHHOLDING

     To the extent that the exercise of any Option granted hereunder gives rise to an obligation on the part of the Company to withhold from amounts otherwise to be paid to the Employee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Employee, withholding may be made in shares of the Common Stock of the Company which would otherwise be issued as a result of the exercise; provided, however, that such an election must be an irrevocable election which is made at last six (6) months prior to the exercise of the Option, in accordance with regulations and interpretations of the Securities and Exchange Commission. If withholding is made in shares of the Company's stock, the Company shall grant a Reload Option(s), in accordance with the terms and conditions specified in the Plan, for the number of shares so withheld.

7.     NO LIMIT ON GRANT

     The options evidenced by this Agreement are nonstatutory or non-qualified stock options and not incentive stock options as defined in Section 422 of the Internal Revenue Code. As nonstatutory stock options issued pursuant to the Plan, they are not subject to any limitations as to the aggregate fair market value of the stock subject to such options and, specifically, shall not be subject to the $100,000 limitation specified in Internal Revenue Code
Section 422(b)(7).

8.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option, and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive.

9.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of this Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided, however, that if the unexercised portion of this Option would be cancelled in accordance with the foregoing, Employee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part without regard to any installment exercise provisions in this Agreement. The Company shall give Employee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in the Plan or this Agreement to the contrary, (i) any exercise of the Option effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) any exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the unexercised portion of the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

10.     SECURITIES COMPLIANCE

     Should the Company at any time determine that the listing, registration, qualification, or exemption of the shares covered by this Option is required on any securities exchange or under any state or federal law, or should the Company determine that the notification, consent, or approval of any governmental regulatory authority is necessary or desirable as a condition to the exercise of this Option, then this Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, notification, consent, or approval shall have been effected, obtained, or given, free of any conditions not acceptable to the Company.

11.     METHOD OF EXERCISE

     The Option granted pursuant to this Agreement shall be exercised by delivery to a designated representative of the Committee administering the Plan, a written notice specifying
(a) the number of shares which Employee (or his personal representative) then desires to purchase, (b) the name or names in which Employee desires to have the shares issued, and (c) that the options being exercised are nonstatutory options granted pursuant to this Agreement. Employee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, Employee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Employee may not designate in the notice of exercise that any of the shares shall be issued to Employee's ex-spouse unless such issuance is to be made incident to Employee's divorce within the meaning of Section 1041 of the Code.
Said notice shall be accompanied by full payment of the aggregate purchase price for the shares being acquired. The Company shall, as soon as practicable thereafter, issue and deliver to Employee, the necessary certificate or certificates evidencing the number of shares purchased (excluding any fractional shares) in the name of Employee and/or such other person(s) as Employee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Employee, or Employee's personal representative if Employee has died or become permanently disabled prior to the delivery of the shares. Employee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Employee, or Employee's personal representative, who is designated in the notice of exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Employee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Employee at the time of the delivery of the notice of exercise.

12.     NON-TRANSFERABILITY

     Options granted pursuant to this Agreement are not transferable by Employee other than by will or by the laws of descent and distribution. Said options are exercisable during Employee's lifetime only by Employee (or Employee's legal representative). Any attempt by Employee to assign or transfer the options granted herein other than as provided in this Section shall be null and void. If Employee designates in the written notice of exercise any person other than Employee, or Employee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that Employee and the other persons designated in the notice of exercise represent and warrant to the Company that Employee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of this Option prior to Employee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Employee in connection with such exercise of this Option and that such other persons are either Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, or Employee's ex-spouse and the issuance to such person is being made incident to Employee's divorce.

13.      NO SHAREHOLDER RIGHTS

     Employee shall not be deemed to be a shareholder of the Company with respect to the shares covered by the options granted herein unless and until such shares shall have been issued to Employee upon exercise of said options and the exercise price therefor has been paid for in full.

14.     INTERPRETATION

     This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The Committee administering the Plan shall have full power to interpret the provisions of this Agreement and of the Plan and to decide any dispute which may arise hereunder or thereunder. Said Committee's action shall be final and conclusive upon all persons affected thereby. All references in this Plan to Employee shall mean and include Employee's personal representative if Employee has died or become permanently disabled prior to the time in question.

15.     AMENDMENT

     The Board of Directors of the Company shall have such power to amend or terminate the Plan as is specified in the Plan. Such amendment or termination shall not, however, affect any options then outstanding hereunder.

16.     SUCCESSORS

     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

17.     SUBSIDIARIES

     The term "Company" as used herein shall include Santa
Barbara Bancorp and any of its subsidiaries.

18.     TAX MATTERS

     Employee understands that the grant and exercise of the Option under this Agreement will have tax and legal consequences to Employee and that the Company is not making any representation to Employee and is not advising Employee as to the tax or other legal consequences of the grant or exercise of this Option or of any other action taken or to be taken by Employee under this Agreement or with respect to the Option. Employee shall be solely responsible for determining such tax and legal consequences to Employee and for obtaining such advice as Employee deems appropriate.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL CONSEQUENCES TO EMPLOYEE OF THIS AGREEMENT AND EMPLOYEE'S EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO ADVISE, EMPLOYEE WITH RESPECT TO ANY SUCH TAX AND LEGAL CONSEQUENCES, EVEN IF EMPLOYEE REQUESTS THE COMPANY TO DO SO.

19.     SPOUSAL CONSENT

     If Employee is married or otherwise deemed to have a spouse for purposes of California law, Employee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option by Employee. Notwithstanding anything in this Agreement to the contrary, if Employee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Employee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Employee any shares covered by the Option until Employee delivers to the Company a duly executed Spousal Consent form.

20.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

21.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

22.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement. Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee. Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.

23.     INCORPORATION OF EXHIBITS

     Each and all of the Exhibits to this Agreement are, by this reference, incorporated herein to the same extent as if they were set forth in full herein.

     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.

"COMPANY":

SANTA BARBARA BANCORP


By:

Its:


1021 Anacapa Street
Santa Barbara, CA 93102
Attn:


"EMPLOYEE":



Signature of Employee


Name of Employee


Address of Employee

Exhibit A

Vesting; Restrictions on Transfer


     Set forth below are the terms on which the Option shall vest and the restrictions on transfer, if any, that are applicable to the shares of Common Stock and other securities issued upon exercise of this Option. The provisions that are applicable to this Option are those that are initialed by the Company and Employee. In the event that either (a) the Company and Employee do not initial a subsection under either
Section 1 or Section 2 of this Exhibit or (b) the Company and Employee initial more than one subsection in either Section 1 or Section 2, then Section 1.1 and Section 2.1 shall apply for all purposes under this Agreement.

1.     Vesting

     1.1 Five-Year Vesting. The Option shall "vest" and become exercisable in equal annual installments over a period of five (5) years. Specifically, Employee shall become entitled to purchase an additional 20% of the total number of option shares specified in Section 1 of the Agreement (on a cumulative basis) during each one-year period following the date of the Agreement. Thus, during the first year following the date of the Agreement, Employee shall be entitled to exercise this Option to purchase 20% of the total number of option shares; 40% during the second year; 60% during the third year; 80% during the fourth year; and 100% during the fifth year.



          Company initial          Employee initial

     1.2     Other Vesting.  The Option shall "vest" and
become exercisable in equal                 installments over
a period of             (    ) years.



          Company initial          Employee initial

2.     Restriction on Transfer.

     2.1 Five-Year Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Committee, for a period of five (5) years following the date this Agreement and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.2 Other Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of
the Committee, for a period of             (   ) years
following the date this Agreement and
                 (    ) years following the date of exercise
of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later.
The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.3 No Restriction. The shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time without the prior written approval of the Committee.


          Company initial     Employee initial


CONSENT OF SPOUSE

     I acknowledge that I have read the foregoing Restricted Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the Shares that may be issued upon exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such Shares and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to attempt the sale or transfer of any of the Shares, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.



     Date                               spouse of
 .

FORMS OF RESTRICTED STOCK OPTION AGREEMENTS
(Nonstatutory Stock Option)
Exhibit 4.1.2

SANTA BARBARA BANCORP

RESTRICTED STOCK OPTION AGREEMENT

(Nonstatutory Stock Option)


     THIS AGREEMENT ("Agreement") is entered into this
day of                      , 19     , between SANTA BARBARA
BANCORP ("the Company") and                    ("Employee").

RECITALS

     WHEREAS, the Company has duly adopted a Restricted Stock
Option Plan, (the "Plan"), which was adopted by the Board of Directors of the Company on January 29, 1992, and approved by the shareholders of the Company on April 28, 1992; and

     WHEREAS, the Plan provides for the issuance of non-statutory stock options (options which do not qualify as Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")); and

     WHEREAS, Employee has been designated by the Committee which administers the Plan as the recipient of a Nonstatutory
Stock Option (the "Option") under the Plan.

AGREEMENT

     NOW, THEREFORE:

1.     GRANT

     The Company hereby grants to Employee the option to
purchase an aggregate of            shares of the Company's
Common Stock at a price of $         per share, (which price
the Company has determined to be 100% of the fair market value of the shares at the time of grant).

2.     OPTION PERIOD

     The period during which the option granted hereby may be exercised (hereinafter called the "Option Period") shall commence after the expiration of six (6) months following the date hereof and shall terminate ten (10) years from the date hereof, subject to the provisions governing earlier termination in Section 5, below.

3.     EXERCISE

     3.1 Vesting. The Option shall "vest" and become exercisable in accordance with the provisions of Section 1 of Exhibit A attached hereto.

     3.2 Option Exercise Price. The option price must be paid (a) in cash or check or (b) by the tender of other Shares of Common Stock owned by the Employee, having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option is intended to be exercised, or (c) any combination of such methods of payment.

     3.3 Stock-for-Stock Exercises. In the event that the option price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company already owned by the Employee, then this Option must be exercised for a minimum of at least 100 shares, or the total number of shares remaining subject to the Option, if less than 100 shares.

     3.4 Periodic Exercise. The Option may be exercised by Employee with respect to some or all of the shares of Common Stock and other securities covered by the Option at any time and from time to time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less that one hundred (100) shares of Common Stock unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.

4.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     Any and all shares of stock and other securities, if any, issued pursuant to this Agreement shall be subject to the restrictions on transfer, if any, set forth in Section 2 of Exhibit A attached hereto. Any restriction on transfer set forth in Exhibit A attached hereto shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option. Appropriate legends shall be placed on any certificates evidencing any shares of Common Stock or other securities issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

5.     EXPIRATION

     This Option shall expire upon the occurrence of the following events:

     5.1 Thirty (30) days following termination of employment, other than as a result of the Employee's retirement, death or disability;

     5.2 Immediately upon retirement of Employee in accordance with the Company's retirement policy; provided, however, that Employee may within three (3) months after the date of retirement (but in no event beyond the period of time for which the options evidenced by this Agreement are granted) exercise the option as to those shares with respect to which installments, if any, had accrued and were exercisable as of the date on which Employee retired; and

     5.3 Twelve (12) months after the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of Employee while in the employ of the Company (but in no event beyond the period of time for which the options evidenced by this Agreement are granted). During such twelve-month period, Employee (or his personal representative) or the persons to whom the Employee's rights under this Agreement shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option evidenced by this Agreement to the extent that installments, if any, had accrued and were exercisable as of the date of Employee's death or disability.

6.      TAX WITHHOLDING

     To the extent that the exercise of any Option granted hereunder gives rise to an obligation on the part of the Company to withhold from amounts otherwise to be paid to the Employee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Employee, withholding may be made in shares of the Common Stock of the Company which would otherwise be issued as a result of the exercise; provided, however, that such an election must be an irrevocable election which is made at last six (6) months prior to the exercise of the Option, in accordance with regulations and interpretations of the Securities and Exchange Commission. If withholding is made in shares of the Company's stock, the Company shall grant a Reload Option(s), in accordance with the terms and conditions specified in the Plan, for the number of shares so withheld.

7.     NO LIMIT ON GRANT

     The options evidenced by this Agreement are nonstatutory or non-qualified stock options and not incentive stock options as defined in Section 422 of the Internal Revenue Code. As nonstatutory stock options issued pursuant to the Plan, they are not subject to any limitations as to the aggregate fair market value of the stock subject to such options and, specifically, shall not be subject to the $100,000 limitation specified in Internal Revenue Code
Section 422(b)(7).

8.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option, and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive.

9.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of this Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided, however, that if the unexercised portion of this Option would be cancelled in accordance with the foregoing, Employee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part without regard to any installment exercise provisions in this Agreement. The Company shall give Employee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in the Plan or this Agreement to the contrary, (i) any exercise of the Option effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) any exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the unexercised portion of the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

10.     SECURITIES COMPLIANCE

     Should the Company at any time determine that the listing, registration, qualification, or exemption of the shares covered by this Option is required on any securities exchange or under any state or federal law, or should the Company determine that the notification, consent, or approval of any governmental regulatory authority is necessary or desirable as a condition to the exercise of this Option, then this Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, notification, consent, or approval shall have been effected, obtained, or given, free of any conditions not acceptable to the Company.

11.     METHOD OF EXERCISE

     The Option granted pursuant to this Agreement shall be exercised by delivery to a designated representative of the Committee administering the Plan, a written notice specifying
(a) the number of shares which Employee (or his personal representative) then desires to purchase, (b) the name or names in which Employee desires to have the shares issued, and (c) that the options being exercised are nonstatutory options granted pursuant to this Agreement. Employee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, Employee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Employee may not designate in the notice of exercise that any of the shares shall be issued to Employee's ex-spouse unless such issuance is to be made incident to Employee's divorce within the meaning of Section 1041 of the Code. Said notice shall be accompanied by full payment of the aggregate purchase price for the shares being acquired. The Company shall, as soon as practicable thereafter, issue and deliver to Employee the necessary certificate or certificates evidencing the number of shares purchased (excluding any fractional shares) in the name of Employee, and/or such other person(s) as Employee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Employee, or Employee's personal representative if Employee has died or become permanently disabled prior to the delivery of the shares. Employee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Employee, or Employee's personal representative, who is designated in the notice of exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Employee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Employee at the time of the delivery of the notice of exercise.

12.     NON-TRANSFERABILITY

     Options granted pursuant to this Agreement are not transferable by Employee other than by will or by the laws of descent and distribution. Said options are exercisable during Employee's lifetime only by Employee (or Employee's legal representative). Any attempt by Employee to assign or transfer the options granted herein other than as provided in this Section shall be null and void. If Employee designates in the written notice of exercise any person other than Employee, or Employee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that Employee and the other persons designated in the notice of exercise represent and warrant to the Company that Employee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of this Option prior to Employee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Employee in connection with such exercise of this Option and that such other persons are either Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, or Employee's ex-spouse and the issuance to such person is being made incident to Employee's divorce.

13.      NO SHAREHOLDER RIGHTS

     Employee shall not be deemed to be a shareholder of the Company with respect to the shares covered by the options granted herein unless and until such shares shall have been issued to Employee upon exercise of said options and the exercise price therefore has been paid for in full.

14.     INTERPRETATION

     This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The Committee administering the Plan shall have full power to interpret the provisions of this Agreement and of the Plan and to decide any dispute which may arise hereunder or thereunder. Said Committee's action shall be final and conclusive upon all persons affected thereby. All references in this Plan to Employee shall mean and include Employee's personal representative if Employee has died or become permanently disabled prior to the time in question.

15.     AMENDMENT

     The Board of Directors of the Company shall have such power to amend or terminate the Plan as is specified in the Plan. Such amendment or termination shall not, however, affect any options then outstanding hereunder.

16.     SUCCESSORS

     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

17.     SUBSIDIARIES

     The term "Company" as used herein shall include Santa
Barbara Bancorp and any of its subsidiaries.

18.     TAX MATTERS

     Employee understands that the grant and exercise of the Option under this Agreement will have tax and legal consequences to Employee and that the Company is not making any representation to Employee and is not advising Employee as to the tax or other legal consequences of the grant or exercise of this Option or of any other action taken or to be taken by Employee under this Agreement or with respect to the Option. Employee shall be solely responsible for determining such tax and legal consequences to Employee and for obtaining such advice as Employee deems appropriate.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL CONSEQUENCES TO EMPLOYEE OF THIS AGREEMENT AND EMPLOYEE'S EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO ADVISE, EMPLOYEE WITH RESPECT TO ANY SUCH TAX AND LEGAL CONSEQUENCES, EVEN IF EMPLOYEE REQUESTS THE COMPANY TO DO SO.

19.     SPOUSAL CONSENT

     If Employee is married or otherwise deemed to have a spouse for purposes of California law, Employee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option by Employee. Notwithstanding anything in this Agreement to the contrary, if Employee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Employee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Employee any shares covered by the Option until Employee delivers to the Company a duly executed Spousal Consent form.

20.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

21.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

22.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement. Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee. Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.

23.     INCORPORATION OF EXHIBITS

     Each and all of the Exhibits to this Agreement are, by this reference, incorporated herein to the same extent as if they were set forth in full herein.

     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.

"COMPANY":

SANTA BARBARA BANCORP


By:

Its:


1021 Anacapa Street
Santa Barbara, CA 93102
Attn:

"EMPLOYEE":



Signature of Employee


Name of Employee


Address of Employee


Exhibit A

Vesting; Restrictions on Transfer


     Set forth below are the terms on which the Option shall vest and the restrictions on transfer, if any, that are applicable to the shares of Common Stock and other securities issued upon exercise of this Option. The provisions that are applicable to this Option are those that are initialed by the Company and Employee. In the event that either (a) the Company and Employee do not initial a subsection under either
Section 1 or Section 2 of this Exhibit or (b) the Company and Employee initial more than one subsection in either Section 1 or Section 2, then Section 1.1 and Section 2.1 shall apply for all purposes under this Agreement.

1.     Vesting

     1.1 Five-Year Vesting. The Option shall "vest" and become exercisable in equal annual installments over a period of five (5) years. Specifically, Employee shall become entitled to purchase an additional 20% of the total number of option shares specified in Section 1 of the Agreement (on a cumulative basis) during each one-year period following the date of the Agreement. Thus, during the first year following the date of the Agreement, Employee shall be entitled to exercise this Option to purchase 20% of the total number of option shares; 40% during the second year; 60% during the third year; 80% during the fourth year; and 100% during the fifth year.



          Company initial     Employee initial

     1.2     Other Vesting.  The Option shall "vest" and
become exercisable in equal                 installments over
a period of             (    ) years.



          Company initial     Employee initial

2.     Restriction on Transfer.

     2.1 Five-Year Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Committee, for a period of five (5) years following the date this Agreement and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option or to Employee's election to satisfy his tax withholding obligation with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.2 Other Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of
the Committee, for a period of             (   ) years
following the date this Agreement and                 (    )
years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option or to Employee's election to satisfy his tax withholding obligation with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.3 No Restriction. The shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time without the prior written approval of the Committee.



          Company initial     Employee initial


CONSENT OF SPOUSE


     I acknowledge that I have read the foregoing Restricted Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the Shares that may be issued upon exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such Shares and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to attempt the sale or transfer of any of the Shares, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.



     Date                                   , spouse of

FORM OF INCENTIVE STOCK OPTION AGREEMENT
Exhibit 4.1.3

SANTA BARBARA BANCORP

RESTRICTED STOCK OPTION AGREEMENT

(Incentive Stock Option)


     THIS AGREEMENT ("Agreement") is entered into this    day
of                  , 19   , between SANTA BARBARA BANCORP (the
"Company") and                            ("Employee").


RECITALS

     WHEREAS, the Company has duly adopted a Stock Option
Plan, (the "Plan"), which was adopted by the Board of Directors of the Company on January 29, 1992, and approved by the shareholders of the Company on April 28, 1992; and

     WHEREAS, the Plan provides for the issuance of incentive stock options, as defined in Section 422 of the Internal
Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Employee has been designated by the Committee which administers the Plan as the recipient of an incentive stock option under the Plan.

AGREEMENT

     NOW, THEREFORE:

1.     GRANT

     The Company hereby grants to Employee the option to
purchase an aggregate of             shares of the Company's
Common Stock at a price of $         per share, (which price
the Company has determined to be 100% of the fair market value at the time of grant).

2.     OPTION PERIOD

     The period during which the option granted hereby may be exercised (hereinafter called the "Option Period") shall commence after the expiration of six (6) months following the date hereof and shall terminate five years from the date hereof, subject to the provisions governing earlier termination in paragraph 4, below.

3.     EXERCISE

     3.1 Vesting. The Option shall "vest" and become exercisable in accordance with the provisions of Section 1 of Exhibit A attached hereto.

     3.2 Option Exercise Price. The option price must be paid (a) in cash or check or (b) by the tender of other Shares of Common Stock owned by the Employee, having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option is intended to be exercised, or (c) any combination of such methods of payment.

     3.3 Stock-for-Stock Exercises. In the event that the option price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company already owned by the Employee, then this Option must be exercised for a minimum of at least 100 shares, or the total number of shares remaining subject to the Option, if less than 100 shares.

     3.4 Periodic Exercise. The Option may be exercised by Employee with respect to some or all of the shares of Common Stock and other securities covered by the Option at any time and from time to time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less that one hundred (100) shares of Common Stock unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.

4.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     Any and all shares of Common Stock and other securities, if any, issued pursuant to this Agreement shall be subject to the restrictions on transfer, if any, set forth in Section 2 of Exhibit A attached hereto. Any restriction on transfer set forth in Exhibit A attached hereto shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option. Appropriate legends shall be placed on any certificates evidencing any shares of Common Stock or other securities issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

5.     EXPIRATION

     This Option shall expire upon the occurrence of the following events:

     5.1 Thirty (30) days following termination of employment, other than as a result of the Employee's retirement, death or disability;

     5.2 Immediately upon retirement of Employee in accordance with the Company's retirement policy; provided, however, that Employee may within three (3) months after the date of retirement (but in no event beyond the period of time for which the options evidenced by this Agreement are granted) exercise the option as to those shares with respect to which installments, if any, had accrued and were exercisable as of the date on which Employee retired; and

     5.3 Twelve (12) months after the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of Employee while in the employ of the Company (but in no event beyond the period of time for which the options evidenced by this Agreement are granted). During such twelve-month period, Employee (or his personal representative) or the persons to whom the Employee's rights under this Agreement shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option evidenced by this Agreement to the extent that installments, if any, had accrued and were exercisable as of the date of Employee's death or disability.

6.      TAX WITHHOLDING

     To the extent that the exercise of any Option granted hereunder gives rise to an obligation on the part of the Company to withhold from amounts otherwise to be paid to the Employee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Employee, withholding may be made in shares of the Common Stock of the Company which would otherwise be issued as a result of the exercise; provided, however, that such an election must be an irrevocable election which is made at last six (6) months prior to the exercise of the Option, in accordance with regulations and interpretations of the Securities and Exchange Commission. If withholding is made in shares of the Company's stock, the Company shall grant a Reload Option(s), in accordance with the terms and conditions specified in the Plan, for the number of shares so withheld.

7.     LIMIT ON GRANT

     The aggregate fair market value, as determined by the Committee, of the shares of Common Stock with respect to which this Option is exercisable for the first time by Employee during any calendar year shall not exceed the difference between (a) One Hundred Thousand Dollars ($100,000) and (b) the sum of the fair market value, as determined by the Committee, as of the time the options, if any, were granted, of the shares of Common Stock covered by this Option and all other incentive stock options granted to Employee under the Plan and all other incentive stock option plans of the Company and which are exercisable for the first time by the Employee during such calendar year. If the aggregate fair market value of the shares with respect to which this Option first becomes exercisable in any calendar year exceeds such $100,000 limitation, the portion of this Option which is in excess of the $100,000 limitation shall be treated as a Non-qualified Option pursuant to Section 422(d)(1) of the Code. This Section is intended to comply with the provisions of Section 422 of the Code and shall be interpreted so as to comply with the provisions of such Section of the Code. Nothing in this Section shall obligate the Company, to grant options or any additional options to Employee under this Plan or any other stock option plan here or hereafter adopted by the Company.

8.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option, and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive; provided that this Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

9.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of this Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided, however, that if the unexercised portion of this Option would be cancelled in accordance with the foregoing, Employee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part without regard to any installment exercise provisions in this Agreement. If the Option or portion thereof originally designated as an Incentive Option would cease to qualify as an incentive stock option under Section 422 of the Code as a result of the exercise of the Option in accordance with the preceding sentence, then the Option or portion thereof shall be redesignated as a non-qualified stock option. The Company shall give Employee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in the Plan or this Agreement to the contrary, (i) any exercise of the Option effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) any exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the unexercised portion of the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

10.     SECURITIES COMPLIANCE

     Should the Company at any time determine that the listing, registration, qualification, or exemption of the shares covered by this Option is required on any securities exchange or under any state or federal law, or should the Company determine that the notification, consent, or approval of any governmental regulatory authority is necessary or desirable as a condition to the exercise of this Option, then this Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, notification, consent, or approval shall have been effected, obtained, or given, free of any conditions not acceptable to the Company.

11.     METHOD OF EXERCISE

     The Option granted pursuant to this Agreement shall be exercised by delivery to a designated representative of the Committee administering the Plan, a written notice specifying
(a) the number of shares which Employee (or his personal representative) then desires to purchase, (b) the name or names in which Employee desires to have the shares issued, and (c) that the options being exercised are incentive stock options granted pursuant to this Agreement. Employee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, Employee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Employee may not designate in the notice of exercise that any of the shares shall be issued to Employee's ex-spouse unless such issuance is to be made incident to Employee's divorce within the meaning of Section 1041 of the Code. Said notice shall be accompanied by full payment of the aggregate purchase price for the shares being acquired. The Company shall, as soon as practicable thereafter, issue and deliver to Employee the necessary certificate or certificates evidencing the number of shares purchased (excluding any fractional shares) in the name of Employee and/or such other person(s) as Employee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Employee, or Employee's personal representative if Employee has died or become permanently disabled prior to the delivery of the shares. Employee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Employee, or Employee's personal representative, who is designated in the notice of exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Employee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Employee at the time of the delivery of the notice of exercise.

12.     NON-TRANSFERABILITY

     Options granted pursuant to this Agreement are not transferable by Employee other than by will or by the laws of descent and distribution. Said options are exercisable during Employee's lifetime only by Employee (or Employee's legal representative). Any attempt by Employee to assign or transfer the options granted herein other than as provided in this paragraph shall be null and void. If Employee designates in the written notice of exercise any person other than Employee, or Employee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that Employee and the other persons designated in the notice of exercise represent and warrant to the Company that Employee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of this Option prior to Employee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Employee in connection with such exercise of this Option and that such other persons are either Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, or Employee's ex-spouse and the issuance to such person is being made incident to Employee's divorce.

13.     NO SHAREHOLDER RIGHTS

     Employee shall not be deemed to be a shareholder of the Company with respect to the shares covered by the options granted herein unless and until such shares shall have been issued to Employee upon exercise of said options and the exercise price therefor has been paid for in full.

14.     INTERPRETATION

     This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The Committee administering the Plan shall have full power to interpret the provisions of this Agreement and of the Plan and to decide any dispute which may arise hereunder or thereunder. Said Committee's action shall be final and conclusive upon all persons affected thereby. All references in this Plan to Employee shall mean and include Employee's personal representative if Employee has died or become permanently disabled prior to the time in question.

15.     AMENDMENT

     The Board of Directors of the Company shall have such power to amend or terminate the Plan as is specified in the Plan. Such amendment or termination shall not, however, affect any options then outstanding hereunder.

16.     SUCCESSORS

     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

17.     SUBSIDIARIES

     The term "Company" as used herein shall include Santa
Barbara Bancorp and any of its subsidiaries.

18.     TAX MATTERS

     Employee understands that the grant and exercise of the Option under this Agreement will have tax and legal consequences to Employee and that the Company is not making any representation to Employee and is not advising Employee as to the tax or other legal consequences of the grant or exercise of this Option or of any other action taken or to be taken by Employee under this Agreement or with respect to the Option. Employee shall be solely responsible for determining such tax and legal consequences to Employee and for obtaining such advice as Employee deems appropriate.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL CONSEQUENCES TO EMPLOYEE OF THIS AGREEMENT AND EMPLOYEE'S EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO ADVISE, EMPLOYEE WITH RESPECT TO ANY SUCH TAX AND LEGAL CONSEQUENCES, EVEN IF EMPLOYEE REQUESTS THE COMPANY TO DO SO.

19.     SPOUSAL CONSENT

     If Employee is married or otherwise deemed to have a spouse for purposes of California law, Employee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option by Employee. Notwithstanding anything in this Agreement to the contrary, if Employee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Employee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Employee any shares covered by the Option until Employee delivers to the Company a duly executed Spousal Consent form.

20.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

21.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

22.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement. Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee. Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.

23.     INCORPORATION OF EXHIBITS

     Each and all of the Exhibits to this Agreement are, by this reference, incorporated herein to the same extent as if they were set forth in full herein.

     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.


"COMPANY":

SANTA BARBARA BANCORP


By:

Its:


1021 Anacapa Street
Santa Barbara, CA 93102
Attn:


"EMPLOYEE":



Signature of Employee





Name of Employee


Address of Employee


Vesting; Restrictions on Transfer


     Set forth below are the terms on which the Option shall vest and the restrictions on transfer, if any, that are applicable to the shares of Common Stock and other securities issued upon exercise of this Option. The provisions that are applicable to this Option are those that are initialed by the Company and Employee. In the event that either (a) the Company and Employee do not initial a subsection under either
Section 1 or Section 2 of this Exhibit or (b) the Company and Employee initial more than one subsection in either Section 1 or Section 2, then Section 1.1 and Section 2.1 shall apply for all purposes under this Agreement.

1.     Vesting

     1.1 Five-Year Vesting. The Option shall "vest" and become exercisable in equal annual installments over a period of five (5) years. Specifically, Employee shall become entitled to purchase an additional 20% of the total number of option shares specified in Section 1 of the Agreement (on a cumulative basis) during each one-year period following the date of the Agreement. Thus, during the first year following the date of the Agreement, Employee shall be entitled to exercise this Option to purchase 20% of the total number of option shares; 40% during the second year; 60% during the third year; 80% during the fourth year; and 100% during the fifth year.



          Company initial     Employee initial

     1.2     Other Vesting.  The Option shall "vest" and
become exercisable in equal                 installments over
a period of
             (    ) years.



          Company initial     Employee initial

2.     Restriction on Transfer.

     2.1 Five-Year Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Committee, for a period of five (5) years following the date this Agreement and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.2 Other Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of
the Committee, for a period of             (   ) years
following the date this Agreement and
                 (    ) years following the date of exercise
of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later.
The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.3 No Restriction. The shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time without the prior written approval of the Committee.



          Company initial     Employee initial

CONSENT OF SPOUSE


     I acknowledge that I have read the foregoing Restricted Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the Shares that may be issued upon exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such Shares and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to attempt the sale or transfer of any of the Shares, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.



     Date                                   , spouse of




FORM OF NONSTATUTORY "RELOAD" OPTION
Exhibit 4.1.4

SANTA BARBARA BANCORP

RESTRICTED STOCK OPTION AGREEMENT

(NONSTATUTORY RELOAD OPTION)


     THIS AGREEMENT ("Agreement") is entered into this
day of
                      , 19     , between SANTA BARBARA
BANCORP ("the Company") and                  , ("Employee").

RECITALS

     WHEREAS, the Company has duly adopted a Restricted Stock
Option Plan, (the "Plan"), which was adopted by the Board of Directors of the Company on January 29, 1992, and approved by the shareholders of the Company on April 28, 1992; and

     WHEREAS, the Plan provides for the issuance of non statutory stock options (options which do not qualify as Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Employee has exercised an option previously granted under the Plan (the "Original Option") through the tender of shares of the Common Stock of the Company previously held by the Optionee, and the Optionee is therefore entitled under the Plan to an award and grant of this Reload Option;

AGREEMENT

     NOW, THEREFORE:

1.     GRANT

     The Company hereby grants to Employee the option to
purchase an aggregate of            shares of the Company's
Common Stock at a price of $         per share, (which price
the Company has determined to be 100% of the fair market value of the shares at the time of grant).

2.     OPTION PERIOD

     The period during which the option granted hereby may be exercised (hereinafter called the "Option Period") shall commence after the expiration of six (6) months following the date hereof and, subject to the provisions governing earlier termination set forth in Section 5, below, shall terminate on the later of (a) the date of expiration or earlier termination of the Original Option and (b) five (5) years following the date hereof (namely,
                 ).

3.     EXERCISE

     3.1 Vesting. The Option shall "vest" and become exercisable in accordance with the provision of Section 1 of Exhibit A attached hereto.

     3.2 Option Exercise Price. The option price must be paid (a) in cash or check or (b) by the tender of other Shares of Common Stock owned by the Employee, having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option is intended to be exercised, or (c) any combination of such methods of payment.

     3.3 Stock-for-Stock Exercises. In the event that the option price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company already owned by the Employee, then this Option must be exercised for a minimum of at least 100 shares, or the total number of shares remaining subject to the Option, if less than 100 shares.

     3.4 Periodic Exercise. The Option may be exercised by Employee with respect to some or all of the shares of Common Stock and other securities covered by the Option at any time and from time to time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less that one hundred (100) shares of Common Stock unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.

4.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     Any and all shares of Common Stock and other securities issued pursuant to this Agreement shall be subject to the restrictions on transfer set forth in Exhibit A attached hereto. Any restriction on transfer set forth in Exhibit A attached hereto shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option. Appropriate legends shall be placed on any certificates evidencing any shares of Common Stock or other securities issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

5.     EXPIRATION

     This option shall expire and terminate upon the occurrence of the following events:

     5.1 Thirty (30) days following termination of employment, other than as a result of the Employee's retirement, death or disability;

     5.2 Immediately upon retirement of Employee in accordance with the Company's retirement policy; provided, however, that Employee may within three (3) months after the date of retirement (but in no event beyond the period of time for which the options evidenced by this Agreement are granted) exercise the option as to those shares with respect to which installments, if any, had accrued and were exercisable as of the date on which Employee retired; and

     5.3 Twelve (12) months after the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of Employee while in the employ of the Company (but in no event beyond the period of time for which the options evidenced by this Agreement are granted). During such twelve-month period, Employee (or his personal representative) or the persons to whom the Employee's rights under this Agreement shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option evidenced by this Agreement to the extent that installments, if any, had accrued and were exercisable as of the date of Employee's death or disability.

     5.4 If the shares of Common Stock of the Company which are issued upon exercise of the Original Option (which gave rise to the issuance of this Reload Option) are sold within one (1) year following the exercise of the Original Option; provided that, for purposes of this Section, Employee shall not be deemed to have sold any such shares of Common Stock if Employee transfers such shares of Common Stock to the Company in payment of all or any portion of the exercise price of this Option or any other option granted by the Company to Employee or in satisfaction of any tax withholding obligation relating to the exercise of this Option or any other option granted by the Company to Employee.


6.      TAX WITHHOLDING

     To the extent that the exercise of any Option granted hereunder gives rise to an obligation on the part of the Company to withhold from amounts otherwise to be paid to the Employee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Employee, withholding may be made in shares of the Common Stock of the Company which would otherwise be issued as a result of the exercise; provided, however, that such an election must be an irrevocable election which is made at last six (6) months prior to the exercise of the Option, in accordance with regulations and interpretations of the Securities and Exchange Commission. If withholding is made in shares of the Company's stock, the Company shall grant a Reload Option(s), in accordance with the terms and conditions specified in the Plan, for the number of shares so withheld.

7.     NO LIMIT ON GRANT

     The options evidenced by this Agreement are nonstatutory or non-qualified stock options and not incentive stock options as defined in Section 422 of the Internal Revenue Code. As nonstatutory stock options issued pursuant to the Plan, they are not subject to any limitations as to the aggregate fair market value of the stock subject to such options and, specifically, shall not be subject to the $100,000 limitation specified in Internal Revenue Code
Section 422(b)(7).

8.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and classof shares subject to the Option, and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive.

9.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of this Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided, however, that if the unexercised portion of this Option would be cancelled in accordance with the foregoing, Employee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part without regard to any installment exercise provisions in this Agreement. The Company shall give Employee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in the Plan or this Agreement to the contrary, (i) any exercise of the Option effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) any exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the unexercised portion of the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

10.     SECURITIES COMPLIANCE

     Should the Company at any time determine that the listing, registration, qualification, or exemption of the shares covered by this Option is required on any securities exchange or under any state or federal law, or should the Company determine that the notification, consent, or approval of any governmental regulatory authority is necessary or desirable as a condition to the exercise of this Option, then this Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, notification, consent, or approval shall have been effected, obtained, or given, free of any conditions not acceptable to the Company.

11.     METHOD OF EXERCISE

     The option granted pursuant to this Agreement shall be exercised by delivery, to a designated representative of the Committee administering the Plan, of a written notice specifying (a) the number of shares which Employee (or his personal representative) then desires to purchase, (b) the name or names in which Employee desires to have the shares issued, and (c) that the options being exercised are nonstatutory options granted pursuant to this Agreement. Employee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, Employee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Employee may not designate in the notice of exercise that any of the shares shall be issued to Employee's ex-spouse unless such issuance is to be made incident to Employee's divorce within the meaning of
Section 1041 of the Code. Said notice shall be accompanied by full payment of the aggregate purchase price for the shares being acquired. The Company shall, as soon as practicable thereafter, issue and deliver to Employee, the necessary certificate or certificates evidencing the number of shares purchased (excluding any fractional shares) in the name of Employee and/or such other person(s) as Employee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Employee, or Employee's personal representative if Employee has died or become permanently disabled prior to the delivery of the shares. Employee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Employee, or Employee's personal representative, who is designated in the notice of exercise with respect to any matter related to this Option and/or the delivery of any shares to such person. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Employee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Employee at the time of the delivery of the notice of exercise.

12.     NON-TRANSFERABILITY

     Options granted pursuant to this Agreement are not transferable by Employee other than by will or by the laws of descent and distribution. Said options are exercisable during Employee's lifetime only by Employee (or Employee's legal representative). Any attempt by Employee to assign or transfer the options granted herein other than as provided in this Section shall be null and void. If Employee designates in the written notice of exercise any person other than Employee, or Employee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that Employee and the other persons designated in the notice of exercise represent and warrant to the Company that Employee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of this Option prior to Employee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Employee in connection with such exercise of this Option and that such other persons are either Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, or Employee's ex-spouse and the issuance to such person is being made incident to Employee's divorce.

13.      NO SHAREHOLDER RIGHTS

     Employee shall not be deemed to be a shareholder of the Company with respect to the shares covered by the options granted herein unless and until said shares shall have been issued to Employee upon exercise of said options and the exercise price therefor has been paid for in full.

14.     INTERPRETATION

     This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The Committee administering the Plan shall have full power to interpret the provisions of this Agreement and of the Plan and to decide any dispute which may arise hereunder or thereunder. Said Committee's action shall be final and conclusive upon all persons affected thereby. All references in this Agreement to Employee shall mean and include Employee's personal representative if Employee has died or become permanently disabled prior to the time in question.

15.     AMENDMENT

     The Board of Directors of the Company shall have such power to amend or terminate the Plan as is specified in the Plan. Such amendment or termination shall not, however, affect any options then outstanding hereunder.

16.     SUCCESSORS

     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

17.     SUBSIDIARIES

     The term "Company" as used herein shall include Santa
Barbara Bancorp and any of its subsidiaries.

18.     TAX MATTERS

     Employee understands that the grant and exercise of the Option under this Agreement will have tax and legal consequences to Employee and that the Company is not making any representation to Employee and is not advising Employee as to the tax or other legal consequences of the grant or exercise of this Option or of any other action taken or to be taken by Employee under this Agreement or with respect to the Option. Employee shall be solely responsible for determining such tax and legal consequences to Employee and for obtaining such advice as Employee deems appropriate.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL CONSEQUENCES TO EMPLOYEE OF THIS AGREEMENT AND EMPLOYEE'S EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO ADVISE, EMPLOYEE WITH RESPECT TO ANY SUCH TAX AND LEGAL CONSEQUENCES, EVEN IF EMPLOYEE REQUESTS THE COMPANY TO DO SO.

19.     SPOUSAL CONSENT

     If Employee is married or otherwise deemed to have a spouse for purposes of California law, Employee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option by Employee. Notwithstanding anything in this Agreement to the contrary, if Employee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Employee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Employee any shares covered by the Option until Employee delivers to the Company a duly executed Spousal Consent form.

20.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

21.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

22.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement. Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee. Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.

23.     INCORPORATION OF EXHIBITS

     Each and all of the Exhibits to this Agreement are, by this reference, incorporated herein to the same extent as if they were set forth in full herein.

     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.


"COMPANY":

SANTA BARBARA BANCORP


By:






Its:


1021 Anacapa Street
Santa Barbara, CA 93102
Attn:

"EMPLOYEE":



Signature of Employee


Name of Employee


Address of Employee


Exhibit A

Vesting; Restrictions on Transfer


     Set forth below are the terms on which the Option shall vest and the restrictions on transfer, if any, that are applicable to the shares of Common Stock and other securities issued upon exercise of this Option. The provisions that are applicable to this Option are those that are initialed by the Company and Employee. In the event that either (a) the Company and Employee do not initial a subsection under either
Section 1 or Section 2 of this Exhibit or (b) the Company and Employee initial more than one subsection in either Section 1 or Section 2, then Section 1.1 and Section 2.1 shall apply for all purposes under this Agreement.

1.     Vesting

     1.1 One-Year Vesting. The Option shall "vest" and become exercisable one (1) year following the date of exercise of the original option.



          Company initial     Employee initial

     1.2     Other Vesting.  The Option shall "vest" and
become exercisable in equal                 installments over
a period of             (    ) years.



          Company initial     Employee initial

2.     Restriction on Transfer.

     2.1 Five-Year Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Committee, for a period of five (5) years following the date this Agreement and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.2 Other Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of
the Committee, for a period of             (   ) years
following the date this Agreement and
                 (    ) years following the date of exercise
of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later.
The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.3 No Restriction. The shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time without the prior written approval of the Committee.



          Company initial     Employee initial




CONSENT OF SPOUSE


     I acknowledge that I have read the foregoing Restricted Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the Shares that may be issued upon exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such Shares and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to attempt the sale or transfer of any of the Shares, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.



     Date                                   , spouse of




FORM OF INCENTIVE "RELOAD" OPTION
Exhibit 4.1.5


SANTA BARBARA BANCORP

RESTRICTED STOCK OPTION AGREEMENT

(INCENTIVE RELOAD OPTION)


     THIS AGREEMENT ("Agreement") is entered into this
day of            , 19   , between SANTA BARBARA BANCORP (the
"Company") and                                 ,("Employee").

RECITALS

     WHEREAS, the Company has duly adopted a Restricted Stock
Option Plan, (the "Plan"), which was adopted by the Board of Directors of the Company on January 29, 1992, and approved by the shareholders of the Company on April 28, 1992; and

     WHEREAS, the Plan provides for the issuance of incentive stock options (that is, options which qualify as Incentive
Stock Options, as defined in Section 422 of the Internal
Revenue Code of 1986, as amended (the "Code)); and

     WHEREAS, Employee has exercised an option previously granted under the Plan (the "Original Option") through the tender of shares of the Common Stock of the Company previously held by the Employee, and the Employee is therefore entitled under the Plan to an award and grant of this Reload Option, which shall be an incentive stock option under the Plan.

AGREEMENT

     NOW, THEREFORE:

1.     GRANT

     The Company hereby grants to Employee the option to
purchase an aggregate of             shares of the Company's
Common Stock at a price of $         per share, (which price
the Company has determined to be 100% of the fair market value at the time of grant).

2.     OPTION PERIOD

     The period during which the option granted hereby may be exercised (hereinafter called the "Option Period") shall commence after the expiration of six (6) months following the date hereof and shall terminate five (5) years following the date hereof (namely, on
                  , 19   ), subject to the provisions
governing earlier termination set forth in Section 5, below.

3.     EXERCISE

     3.1 Vesting. The Option shall "vest" and become exercisable in accordance with the provisions of Section 1 of Exhibit A attached hereto.

     3.2 Option Exercise Price. The option price must be paid (a) in cash or check or (b) by the tender of other Shares of Common Stock owned by the Employee, having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option is intended to be exercised, or (c) any combination of such methods of payment.

     3.3 Stock-for-Stock Exercises. In the event that the option price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company already owned by the Employee, then this Option must be exercised for a minimum of at least 100 shares, or the total number of shares remaining subject to the Option, if less than 100 shares.

     3.4 Periodic Exercise. The Option may be exercised by Employee with respect to some or all of the shares of Common Stock and other securities covered by the Option at any time and from time to time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less that one hundred (100) shares of Common Stock unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.

4.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     Any and all shares of Common Stock and other securities, if any, issued pursuant to this Agreement shall be subject to the restrictions on transfer, if any, set forth in Section 2 of Exhibit A attached hereto. Any restriction on transfer set forth in Exhibit A attached hereto shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option. Appropriate legends shall be placed on any certificates evidencing any shares of Common Stock or other securities issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

5.     EXPIRATION

     This Option shall expire and terminate upon the occurrence of the following events:

     5.1 Thirty (30) days following termination of employment, other than as a result of the Employee's retirement, death or disability;

     5.2 Immediately upon retirement of Employee in accordance with the Company's retirement policy; provided, however, that Employee may within three (3) months after the date of retirement (but in no event beyond the period of time for which the options evidenced by this Agreement are granted) exercise the option as to those shares with respect to which installments, if any, had accrued and were exercisable as of the date on which Employee retired;

     5.3 Twelve (12) months after the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of Employee while in the employ of the Company (but in no event beyond the period of time for which the options evidenced by this Agreement are granted). During such twelve-month period, Employee (or his personal representative) or the persons to whom the Employee's rights under this Agreement shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option evidenced by this Agreement to the extent that installments, if any, had accrued and were exercisable as of the date of Employee's death or disability; and

     5.4 If the shares of Common Stock of the Company which are issued upon exercise of the Original Option (which gave rise to the issuance of this Reload Option) are sold within one (1) year following the exercise of the Original Option; provided that, for purposes of this Section, Employee shall not be deemed to have sold any such shares of Common Stock if Employee transfers such shares of Common Stock to the Company in payment of all or any portion of the exercise price of this Option or any other option granted by the Company to Employee or in satisfaction of any tax withholding obligation relating to the exercise of this Option or any other option granted by the Company to Employee.

6.      TAX WITHHOLDING

     To the extent that the exercise of any Option granted hereunder gives rise to an obligation on the part of the Company to withhold from amounts otherwise to be paid to the Employee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Employee, withholding may be made in shares of the Common Stock of the Company which would otherwise be issued as a result of the exercise; provided, however, that such an election must be an irrevocable election which is made at last six (6) months prior to the exercise of the Option, in accordance with regulations and interpretations of the Securities and Exchange Commission. If withholding is made in shares of the Company's stock, the Company shall grant a Reload Option(s), in accordance with the terms and conditions specified in the Plan, for the number of shares so withheld.

7.     LIMIT ON GRANT

     The aggregate fair market value, as determined by the Committee at the time an option is granted, of all shares of Common Stock with respect to which this Option is exercisable for the first time by Employee during any calendar year, shall not exceed the difference between (a) One Hundred Thousand Dollars ($100,000) and (b) the sum of the fair market value, as determined by the Committee, as of the time the options, if any, were granted, of the shares of Common Stock covered by this Option and all other incentive stock options granted to Employee under the Plan and all other incentive stock option plans of the Company and which are exercisable for the first time by the Employee during such calendar year. If the aggregate fair market value of the shares with respect to which this Option first becomes exercisable in any calendar year exceeds such $100,000 limitation, the portion of this Option which is in excess of the $100,000 limitation shall be treated as a Non-qualified Option pursuant to Section 422(d)(1) of the Code. This
Section is intended to comply with the provisions of Section 422 of the Code and shall be interpreted so as to comply with the provisions of such Section of the Code. Nothing in this Section shall obligate the Company, to grant options or any additional options to Employee under this Plan or any other stock option plan here or hereafter adopted by the Company.

8.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option, and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive; provided that this Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

9.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of this Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided, however, that if the unexercised portion of this Option would be cancelled in accordance with the foregoing, Employee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part without regard to any installment exercise provisions in this Agreement. If the Option or portion thereof originally designated as an Incentive Option would cease to qualify as an incentive stock option under Section 422 of the Code as a result of the exercise of the Option in accordance with the preceding sentence, then the Option or portion thereof shall be redesignated as a non-qualified stock option. The Company shall give Employee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in the Plan or this Agreement to the contrary, (i) any exercise of the Option effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) any exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the unexercised portion of the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

10.     SECURITIES COMPLIANCE

     Should the Company at any time determine that the listing, registration, qualification, or exemption of the shares covered by this Option is required on any securities exchange or under any state or federal law, or should the Company determine that the notification, consent, or approval of any governmental regulatory authority is necessary or desirable as a condition to the exercise of this Option, then this Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, notification, consent, or approval shall have been effected, obtained, or given, free of any conditions not acceptable to the Company.

11.     METHOD OF EXERCISE

     The Option granted pursuant to this Agreement shall be exercised by delivery, to a designated representative of the Committee administering the Plan, of a written notice specifying (a) the number of shares which Employee (or his personal representative) then desires to purchase, (b) the name or names in which Employee desires to have the shares issued, and (c) that the options being exercised are incentive stock options granted pursuant to this Agreement. Employee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, Employee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Employee may not designate in the notice of exercise that any of the shares shall be issued to Employee's ex-spouse unless such issuance is to be made incident to Employee's divorce within the meaning of
Section 1041 of the Code. Said notice shall be accompanied by full payment of the aggregate purchase price for the shares being acquired. The Company shall, as soon as practicable thereafter, issue and deliver to Employee, the necessary certificate or certificates evidencing the number of shares purchased (excluding any fractional shares) in the name of Employee and/or such other person(s) as Employee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Employee, or Employee's personal representative if Employee has died or become permanently disabled prior to the delivery of the shares. Employee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Employee, or Employee's personal representative, who is designated in the notice of exercise with respect to any matter related to this Option and/or the delivery of any shares to such person. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Employee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Employee at the time of the delivery of the notice of exercise.
12.     NON TRANSFERABILITY

     Options granted pursuant to this Agreement are not transferable by Employee other than by will or by the laws of descent and distribution. Said options are exercisable during Employee's lifetime only by Employee (or Employee's legal representative). Any attempt by Employee to assign or transfer the options granted herein other than as provided in this Section shall be null and void. If Employee designates in the written notice of exercise any person other than Employee, or Employee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that Employee and the other persons designated in the notice of exercise represent and warrant to the Company that Employee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of this Option prior to Employee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Employee in connection with such exercise of this Option and that such other persons are either Employee's spouse, the trustee of a revocable trust in which Employee and his or her spouse are the sole primary beneficiaries, or Employee's ex-spouse and the issuance to such person is being made incident to Employee's divorce.

13.     NO SHAREHOLDER RIGHTS

     Employee shall not be deemed to be a shareholder of the Company with respect to the shares covered by the options granted herein unless and until said shares shall have been issued to Employee upon exercise of said options and the exercise price therefor has been paid for in full.

14.     INTERPRETATION

     This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The Committee administering the Plan shall have full power to interpret the provisions of this Agreement and of the Plan and to decide any dispute which may arise hereunder or thereunder. Said Committee's action shall be final and conclusive upon all persons affected thereby. All references in this Plan to Employee shall mean and include Employee's personal representative if Employee has died or become permanently disabled prior to the time in question.

15.     AMENDMENT

     The Board of Directors of the Company shall have such power to amend or terminate the Plan as is specified in the Plan. Such amendment or termination shall not, however, affect any options then outstanding hereunder.

16.     SUCCESSORS

     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

17.     SUBSIDIARIES

     The term "Company" as used herein shall include Santa
Barbara Bancorp and any of its subsidiaries.

18.     TAX MATTERS

     Employee understands that the grant and exercise of the Option under this Agreement will have tax and legal consequences to Employee and that the Company is not making any representation to Employee and is not advising Employee as to the tax or other legal consequences of the grant or exercise of this Option or of any other action taken or to be taken by Employee under this Agreement or with respect to the Option. Employee shall be solely responsible for determining such tax and legal consequences to Employee and for obtaining such advice as Employee deems appropriate.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL CONSEQUENCES TO EMPLOYEE OF THIS AGREEMENT AND EMPLOYEE'S EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO ADVISE, EMPLOYEE WITH RESPECT TO ANY SUCH TAX AND LEGAL CONSEQUENCES, EVEN IF EMPLOYEE REQUESTS THE COMPANY TO DO SO.

19.     SPOUSAL CONSENT

     If Employee is married or otherwise deemed to have a spouse for purposes of California law, Employee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option by Employee. Notwithstanding anything in this Agreement to the contrary, if Employee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Employee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Employee any shares covered by the Option until Employee delivers to the Company a duly executed Spousal Consent form.

20.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

21.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

22.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement. Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee. Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.

23.     INCORPORATION OF EXHIBITS

     Each and all of the Exhibits to this Agreement are, by this reference, incorporated herein to the same extent as if they were set forth in full herein.

(Signatures appear on the following page

     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.


"COMPANY":

SANTA BARBARA BANCORP


By:

Its:


1021 Anacapa Street
Santa Barbara, CA 93102
Attn:


"EMPLOYEE":



Signature of Employee


Name of Employee


Address of Employee


Exhibit A

Vesting; Restrictions on Transfer


     Set forth below are the terms on which the Option shall vest and the restrictions on transfer, if any, that are applicable to the shares of Common Stock and other securities issued upon exercise of this Option. The provisions that are applicable to this Option are those that are initialed by the Company and Employee. In the event that either (a) the Company and Employee do not initial a subsection under either
Section 1 or Section 2 of this Exhibit or (b) the Company and Employee initial more than one subsection in either Section 1 or Section 2, then Section 1.1 and Section 2.1 shall apply for all purposes under this Agreement.

1.     Vesting

     1.1 Five-Year Vesting. The Option shall "vest" and become exercisable in equal annual installments over a period of five (5) years. Specifically, Employee shall become entitled to purchase an additional 20% of the total number of option shares specified in Section 1 of the Agreement (on a cumulative basis) during each one-year period following the date of the Agreement. Thus, during the first year following the date of the Agreement, Employee shall be entitled to exercise this Option to purchase 20% of the total number of option shares; 40% during the second year; 60% during the third year; 80% during the fourth year; and 100% during the fifth year.



          Company initial     Employee initial

     1.2     Other Vesting.  The Option shall "vest" and
become exercisable in equal                 installments over
a period of             (    ) years.



          Company initial     Employee initial

2.     Restriction on Transfer.

     2.1 Five-Year Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Committee, for a period of five (5) years following the date this Agreement and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.2 Other Restriction. None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of
the Committee, for a period of             (   ) years
following the date this Agreement and           (    ) years
 following the date of exercise
of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later.
The foregoing restriction on transfer shall not apply to Employee's transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price payable on exercise of this Option, or to Employee's election to satisfy his tax withholding obligation, if any, with respect to any exercise of this Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares issued upon exercise of this Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.



          Company initial     Employee initial

     2.3 No Restriction. The shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time without the prior written approval of the Committee.



          Company initial     Employee initial


CONSENT OF SPOUSE


     I acknowledge that I have read the foregoing Restricted Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the Shares that may be issued upon exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such Shares and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to attempt the sale or transfer of any of the Shares, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.



          Date                                 , spouse of


OPINION of SCHRAMM & RADDUE
Exhibit 5.1

June 3, 1996


Santa Barbara Bancorp
Santa Barbara Bank & Trust
1021 Anacapa Street
Santa Barbara, California  93101

     Re:     1996 Directors Stock Option Plan

Gentlemen:

We have acted as counsel for Santa Barbara Bancorp (the "Company") in connection with the preparation and filing of a Form S-8 Registration Statement with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act"), an additional 250,000 shares of the Common Stock of the Company for issuance upon exercise of options granted under the Santa Barbara Bancorp Restricted Stock Option Plan (the "Plan").

For purposes of this opinion, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Based on such examination, we are of the opinion that upon the effectiveness of the Registration Statement covering the Plan and the completion of the proceedings being taken to comply with applicable state securities laws, the Common Stock hereafter issued by the Company pursuant to the exercise of options granted under the Plan, if and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Company's Registration Statement on Form S-8 for the Plan.

                              Very truly yours,

                              SCHRAMM & RADDUE



BWM:lr




CONSENT of ARTHUR ANDERSEN, LLP
Exhibit 24.1

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1996, incorporated by reference in Santa Barbara Bancorp's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN, LLP
Los Angeles, California
June 3, 1996